SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 5, 2002



                        INSpire Insurance Solutions, Inc.
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             (Exact name of registrant as specified in its charter)

          TEXAS                         000-23005                 75-2595937
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)

300 Burnett Street
Ft. Worth, Texas                                                  76102-2799
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code 817-348-3900.


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ITEM 5.  Other Events and Regulation FD Disclosure.

         INSpire Insurance Solutions, Inc. (the "Company") has entered into a non-binding letter of intent with CGI Group, Inc. to sell its operating assets for $8,200,000 (the "Cash Purchase Price") and the assumption of up to $14,000,000 of specified liabilities. The asset sale will be made pursuant to a plan of reorganization that must be approved by the bankruptcy court. The letter of intent calls for the parties to enter into a definitive purchase agreement as soon as practicable. Execution of the definitive purchase agreement is subject not only to negotiation of an agreement satisfactory to both parties and other conditions set forth in the letter of intent, including CGI Group, Inc. being satisfied with its due diligence investigation of the Company, but also the approval of the bankruptcy court. A copy of the letter of intent is filed as an exhibit hereto. The letter of intent provides that the Cash Purchase Price will be subject to adjustment prior to the closing of the transaction and it is contemplated that a portion of it will be set aside in escrow and released nine months after the closing of the transaction if certain conditions are met. CGI Group, Inc. will have the right to terminate any definitive purchase agreement prior to its close if, among other reasons, the transaction has not been consummated by November 15, 2002. The Company has filed a motion with the United States Bankruptcy Court for the Northern District of Texas requesting the court to allow the Company to pay CGI Group, Inc. a break-up fee if the transaction does not occur on or before November 15, 2002, for reasons other than a material fault of CGI Group, Inc.

         Although the original goal of the Company's reorganization was to enable the Company to emerge as a stronger entity, the Company has determined that the reorganization of the Company as an independent entity is not feasible. After careful consideration and in consultation with the Creditors' Committee appointed as part of the bankruptcy proceeding, the Company believes that the best course of action is through a sale of its operating assets.

         The letter of intent is attached hereto as Exhibit 10.1.

         This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this Form 8-K, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to: difficulties associated with growth, the Company's dependence on major customers and limited operating history, technological change, competitive factors and pricing pressures, product development risks, changes in legal and regulatory requirements, general economic conditions and other factors. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by this

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paragraph.  In the context of forward-looking  information provided in this Form
8-K, reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission during the past 12 months.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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         10.1     Letter of Intent between INSpire  Insurance  Solutions,  Inc.,
                  INSpire Claims Management, Inc. and CGI Group, Inc., dated as of July 24, 2002 and effective as of August 5, 2002.













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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  August 26, 2002.


                        INSpire Insurance Solutions, Inc.


                        By:  /s/ Richard Marxen
                           ---------------------------------------
                        Name:   Richard Marxen
                        Title:  President and Chief Executive Officer














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                                 EXHIBIT INDEX



       10.1 Letter of Intent between INSpire Insurance Solutions, Inc., INSpire Claims Management, Inc. and CGI Group, Inc., dated as of July 24, 2002 and effective as of August 5, 2002.